FUDAN New English Partnership Agreement

FUDAN University E-learning College

Shanghai Broadband Network Inc.

Shanghai Yang Pu Qu Tong Xin Continuing Education Institute
Party A:	FUDAN University E-learning College 220 Han Dan Rd. Shanghai
Party B:	Shanghai Broadband Network Inc. 1013-1014 Financial Center, Han Dan Rd. Shanghai
Party C:	Shanghai Yang Pu Qu Tong Xin Continuing Education Institute 319 Guo Ding Rd. Shanghai

Profiles of each party:

A. Being as the newest college in the University, party A, FUDAN University E-learning College was founded in 2000. Based on its outstanding educational resources and advanced management system, the college has become one of the most influencing e-learning institutes in the nation.

Party B, Shanghai Broadband Network Inc. (SBN) was founded as a joint venture company in the late 2000. Asia Broadband Network Inc., Information Technology Technical Center of the city of Shanghai and Shanghai Information Plaza Enterprise Development Inc own the company together. Currently SBN is working closely with many western education institutes possessing the latest educational resources and aims at introducing them to China through local education authorities.

Party C, Shanghai Yang Pu Qu Tong Xin Continuing Education Institute is an educational institute without diploma issued. Located inside FUDAN University, the school has in total 57 classrooms, 1 listening training classroom, 3 multimedia classrooms, 2 computer labs with 120 brand named PCs and a valuable projector. In this 5,700 square meters campus with air conditioners equipped in each classroom, the school is mainly forced on providing courses of preparing college qualification exams, foreign language training, economy and business management certification exams preparation, computer operation training, pre-school learning and Japanese language training etc.

B. The core of FUDAN New English education system evolves from the Chinese-English Quartet system, developed together by ASAB and The G Group, a London based international educational group. Party B is the main distributor of Quartet system in China. It is a thorough, multimedia based and interactive English language training system targeted at learners from entry level to intermediate plus level in all over the world. Having been introduced to more than 40 countries, the 69-unit course includes four levels: introduction level, entry level, advanced level and professional level.

FUDAN New English system contains curriculums, multimedia self learning software, teacher software module, associated English learning web site, training structural materials and reference books.

C: The on-line interactive self-learning and in-classroom face to face extensive training will be mixed together in FUDAN New English.

The off-line in classroom training will be operated in the way of special enrollment.

During the contract period, party A and B will support party C with the services of technique, marketing, operation management. And party C will run the associated training classes within the range outlined in this agreement.

1. Operation conditions

1.1 Definitions

The following lists the explanations of the short terms used in this agreement:

Agreement: The word "agreement" means this agreement including all the appendixes.

Special enrolled education center: means the education institute evaluated by both party A and party B and qualifies all the auditing conditions to propagate this project.

Fee: means special enrollment fee and continuing education fee.

Special enrollment fee: means the fee party C pays for the three-year enrollment. The detail amount is listed in appendix one.

Continue education fee: means the fee paid to party A and B in proportion to off-line learning tuition fee.

FUDAN New English certification: means the certifications issues by party A when students complete certain on-line and off-line training courses and pass the exam. FUDAN New English learning certificate, entry level certificate, advanced level certificate and professional level certification are the ones to obtain.

Curriculum: means the training materials including text books, CDs and training instruction materials given to the students.

Courses: means the on-line and off-line courses including the training models.

Knowledge copyright means the rights to use the brand, design, business name, professional name etc. This also includes intelligent activities in the fields of industry, business, literature and art, regardless of the status of registration of patent right.

Signing parties: means party A, party B and party C.

Project: means FUDAN New English project.

Students: means any learner studying in a recognized education center.

Logo: means the "FUDAN New English" name brand, graphical representation given party C to use in this agreement. This also includes any brands and knowledge copyrights regardless of registration status.

2. Permit of enrollment

2.1 Granting the enrollment permit

Being as a co-owned and cooperated brand of product of party A and party B, the name of FUDAN New English is granted to party C, who is authorized to use this brand, the class and the curriculum in designated education center.

2.2 Conditions when using the permit

Each obtained permit defined in 2.1 has the following conditions when being used:

a. Party C should pay the fee listed in appendix one.

b. Both party C and its education center should follow this agreement.

c. At any given time, the right to operate an education center is not exclusive.

d. The permit is only valid during the period defined in the contract.

2.3 New address

Party C can request to add more education center or change the location of its current education center, as long as getting approved by party A and B, who can, on the other hand, reject the request when the new location does not meet the requirement for the project.

2.4 Independent agent

a. Being not the marketing agent, party C has no right to use the name of party A or party B in any business activity irrelevant to what is about in this agreement.

b. Any usage, duplication or propagation of the brand, logo, business information and technical document of the project is prohibited unless otherwise approved for internal use within the range of activities defined in the agreement.

2.5 Where does the special enrollment apply?

The special enrollment applies only in the city of Shanghai.

3. How to use the logo?

3.1 Forms of the logo

The logo can only be used in the way outlined in this agreement by party C, who can also offer the suggestions of the color, size or the location of the logo when being used.

3.2 Approval of commercial advertising materials

Party C should provide the sample of its commercial advertising materials to party A and B prior to use them officially. Unless approved in written, no such marketing materials should come into play.

3.3 The ownership of the logo

Admitting the ownerships of the logo that party A and party B have, party C should not register the patent of the logo in any forms, directly or indirectly. Neither should it register its own similar logo or involve in any activity leading party A or B to lose the ownership or the right to register the logo. Party C should also not protest again the registration, restriction, altering, cancel the usage of the logo.

4. Party A's obligations

4.1 Evaluating party C as a qualified educational institute.

4.2 Grant the permit to party C together with party B, and present the education center plague.

4.3 Organizing the final exams for students and provide exam paper.

4.4 Issue the FUDAN New English certifications or Entry Level English certification to the students accomplishing the associated courses.

4.5 Has the right to patrol any FUDAN New English certification exam classroom.

4.6 Evaluate the qualification of the teachers hired by party C.

4.7 Evaluate the training quality of FUDAN New English courses and offer advices.

4.8 Work together with party B and C, party A will also participate in the work to build up and maintain FUDAN New English brand.

5. Party B's obligations

5.1 Provide FUDAN New English education system including the Internet based multimedia self learning course, pay per view based courses and the associated student curriculums and text books. Party B will also responsible for any legitimate issues that might arise from the copy right or patent of the course related materials.

5.2 Responsible for the course quality and perform audit.

5.3 Will evaluate the qualifications of FUDAN New English course teachers hired by party C, and provide free training for the qualified teachers.

5.4 Provide central management support as well as marketing support for the project.

5.5 Grant the permit to party C together with party A, and present the education center plague.

5.6 Look for candidates of party C for the project and will also involve in the project advertising as outlined in the appendix of this agreement.

5.7 Evaluate the qualifications of party C as well as its teaching facilities.

5.8 Provide every student with all the necessary training materials including curriculum, text books, guidance of on line self learning and user login credential information.

5.9 Provide teachers with all the necessary training materials and information.

5.10 Manage student on line learning and give feed back to party C timely.

5.11 Work together with party A and C, party B will also participate in the work to build up and maintain FUDAN New English brand.

6. Party C's obligation

6.1 Make sure its special education center is a registered education institute with all the legal documents ready.

6.2 Provide a project coordinator for the education center and be responsible for recruiting teachers.

6.3 Propagate the project in accordance to the advices and the suggestions of party A and party B.

6.4 Provide the courses with teaching facilities, computer labs and the services of recruiting and managing students and teachers. And will also take any legal responsibilities arisen from the issues caused by inappropriate management.

6.5 Provide any other usable educational resources.

6.6 Responsible for monitoring the FUDAN New English exams.

6.7 Pay special enrollment fee and continue education fee.

6.8 Operate, organize and audit the training process.

6.9 Recruit students and involve in the project propagation as mentioned in the appendix of this agreement.

6.10 Work together with party A and B, party C will also participate in the work to build up and maintain FUDAN New English brand.

7. Supervising and managing

7.1 Supervising rights for party A and party B

a. Party A and party B can show up in education center at any given time when have noticed party C to check operational and student management documents.

b. Over look the operational status of education center as well as the status of the courses and training materials.

7.2 Project record of Party C

a. Party C shall use the management program from Party B to manage the relevant material of Fudan New English.

b. Party A and B have the right to review and monitor the relevant material from Party C who shall be supportive.

8. Fees

8.1 Concessionary joining fee and continuous education fee

Amount and payment procedure refer to appendix I

8.2 Bank account

Fees shall be transferred to the following accounts:
Party A:
Fudan University
Agriculture Bank Wujiaochang Branch
033267-08017003441

Party B:
Shanghai Broadband Network Inc.
CITIC Pudong Branch
086890-82600079030

Party C:
Shanghai Yang Pu Qu Tong Xin Continuing Education Institute
Shanghai Bank Wujiaochang Branch
316696-00003095303

8.3 Interest

According to this agreement, Party C shall be in charged with 10% of yearly interest, should fees to party A and B not be paid on time or charges occurred due to contract breaching by party C. The interest is calculated from due date to date of payment. This interest is accumulated by days and must be paid as per request.

9. Confidential information

9.1 Monitoring confidentiality

a. This agreement shall not be disclosed to anyone by party C apart from the management.

b. All parties shall keep the confidentiality of this agreement and the business secret of any parties; it should not be disclosed to the third party if it's not approved by the relevant party in writing.

9.2 Exceptions

If it's by law, this agreement can be disclosed, however, it must be approved by both party A and B in writing.

10. Term and termination

10.1 Term spanning

Unless the contract is terminated beforehand as mentioned in term # 10, this agreement will take effect from the date of signing and continue:

a. 3 years for the 1st term

b. The contract can be extended or renewed after 3 years based on the discussion of 3 parties.

c. Every year the contract will be reviewed by all parties.

10.2 Contract Termination

This agreement can be terminated after approved and signed by all parties.

10.3 Contract terminated by party A and B

Party A and B can terminate the contract based on the following situation:

a. Any of the items are breached by party C who does not rectify within 30 days after notified by party A and B.

b. Party C faces bankruptcy or possession is being seized by the government.

c. Party C terminates or indicates to terminate the normal business

d. If party C cannot accomplish gross profit of 40,000 RMB within a year after signing this contract, therefore the rest of concessionary joining fee cannot be paid to party A and B.

10.4 Contract terminated by party C

Party C can terminate the contract based on the following situation:

a. Any of the items are breached by party A and B who do not rectify within 30 days after notified by party C.

b. Party A and B face bankruptcy or possession is being seized by the government.

c. Party A and B terminate or indicate to terminate the normal business

10.5 Disposal of breaching of faith

If any party breaches the contract, the other two parties shall try to make sure the students to complete the study, or to arrange the students to take similar courses to reach the same aim.

10.6 Disposal of termination

After terminating the contract, party A and B will retract the qualification of authorized education center from party C, the copper medal will be retracted by party A.

11. Breaching of faith

If any of the parties breaches the contract due to the following circumstances, the other two parties can immediately notify the breaching party to terminate the contract:

a. Defaulting payment: the payment cannot be paid on time or cannot be paid within 10 days after receiving the overdue letter.

b. Other responsibilities: the breaching party cannot obey the responsibility mentioned in this agreement, or

1) Other parties believe that the sequent is not remedial, or

2) Other parties believe that the sequent is remedial, however, the breaching party does not take any action after notifying by other parties within 30 days.

c. Insolvency: the breaching party or its subsidiaries has no ability to return the payment.

11.2 Responsibility of breaching the contract

a. If any of the parties breaches the contract, the other parties can ask for the compensation from the party, all parties can reach an agreement after discussion to carry out the liability.

b. If the compensation agreement cannot be reached after 3 months discussion, any of the parties can take action to Shanghai Pudong People Court.

c. If the training of Fudan New English is delayed or cannot be carried out because of party C, party A and B are not responsible for breaching the contract, the loss will be taken charge by party C.

d. If the student requests for refund due to the operation mistake, party C is responsible for it.

12. Precautions

a. Any important notice under this agreement can only be effective once it is signed and sent by mail, fax or delivery to the address of recipient. The delivery has to arrive within 3 working days. If the notice is faxed, make sure the recipient can receive a clear and complete copy.

b. The following are the addresses and fax numbers, please refer to adjusted one, if it has been modified:

Party A: Fudan University E-Learning Centre
Address: No. 220 Handan Road, Shanghai
Tel. No.: 021-65655712
Fax No.: 021-65655712
Attention: Overseas Cooperation Department

Party B: Shanghai Broadband Network Inc.
Suite1013, Tomson Commercial Building,
710,Dong Fang Road, Pudong, Shanghai
Tel:+86-21-58339090*212
Fax:+86-21-58200364
Attention: Marketing Department

Party C: Shanghai Yang Pu Qu Tong Xin Continuing Education Institute
319 Guo Ding Rd. Shanghai
Tel: 021-55679800/65654736
Fax: 021- 65654736
Attn: Foreign Language Training Department

13. Amendment to the agreement

The agreement can only be modified, amended and substituted when another agreement is signed by all parties.

14. Force majeure

If any of the parties in this agreement encounters force majeure including but not limited to: direct or indirect war (no matter if it has been announced), emergency, strike, industrial entanglement, accident, server paralysis because of virus from the third party, server is hacked, fire, earthquake, flood, storm, snowstorm, any reasons due to disasters or exceeding the controlling limit of the effected party, the portion / whole duties under this agreement cannot be carried out or is delayed, it should not be treated as breaching this agreement and should not be responsible for the delay.

15. General principle

15.1 Law in charge

This agreement is pursuant to the law of People's Republic of China.

15.2 Fees taken on

All parties must bear its own fees during the negotiation and execution of this agreement.

15.3 Agreement substitution

This agreement includes all matters to be approved by all parties. All previous memos, agreements, statements, promises or guarantees will be substituted by this agreement.

15.4 Agreement in operation

This agreement has 3 duplicated copies for each party. Each copy has the equal force adeffect. The agreement will come into effect once it is signed by all parties.

15.5 Unexhausted matters

Any unexhausted matters or implementary rules will be discussed and solved by all parties. If the supplementary agreement or rules has in contrast to this agreement, please refer to the supplementary agreement.

Party A: Fudan University E-Learning Centre
Signature

Party B: Shanghai Broadband Network Inc.
Signature
Date: 12/18/2003

Party C: Shanghai Yang Pu Qu Tong Xin Continuing Education Institute
Signature

Appendix I: Fee Collection and Financial Affairs

1. Concessionary joining fee

1.1 Amount: RMB 50,000.00

1.2 Term of concessionary joining: 3 years

1.3 Party C is responsible for paying the first amount of RMB 10,000.00 as concessionary joining fee to party A and B in 5 working days after the contract is signed. The rest of the amount will be paid once party C's gross profit reaches RMB 40,000.00.

The gross profit from party C is the relevant teaching cost and marketing cost subtract from the income of developing Fudan New English program.

The cost for Chinese teacher is RMB 80 - 100 per hour as reference; the cost for foreign teacher is RMB 150 - 200 per hour as reference. The marketing cost is the direct cost occurred from developing Fudan New English program, the relevant documents are required for calculation, the cost of manpower is not calculated. The calculation of gross profit must be checked and rectified by all parties.

Fudan University will receive the concessionary joining fee and issue receipt. The funds will be prorated by Fudan University based on the agreement between party A and B.

2. Continuous education fee

2.1 Methodology: According to appendix II "Tuition System", the tuition has two parts: online class tuition and offline class tuition, each covers 50% of tuition. Continuous education fee is 15% of the offline class tuition.

2.2 Payment method: Please refer to item #3 of this appendix.

3. Financial scheme

3.1 Among the tuition fees received by party C within 7 days after student registration, the offline fees must be paid to the account of party A; the online fees must be paid to the account of party B. According to appendix II, the receipt issued by party A will be given to the offline students; the receipt issued by party B will be given to the online students; party C does not require to issue receipt.

3.2 Party A will transfer 85% of the offline tuitions to the account of party C as its income within 7 days after receiving the fees from party C, party C issues relevant receipt to party A.

3.3 The cost of examination and certificate issuance is borne by party A; the income of exam and certification belongs to party A who will issues the receipt.

3.4 The payment of teaching material is received by party C who will transfer it into the account of party A within 7 days after student registration. Party A issues relevant receipt.

3.5 The relevant income tax is borne by all parties individually.

Appendix II: Tuition System

1. Tuition fees standard

RMB
Class Level	Online Class	Offline Class	Total
Foundation	640	640	1280
Improver	790	790	1580
Advance	900	900	1800
Professional	900	900	1800

Notes:

1) The above is valid from November 2003 to December 2004.

2) Each online tuition and offline tuition takes up 50% of the total fees.

3) The above standard cannot be adjusted by party C. It can be adjusted by party A, B and all other concessionary joining parties or authorized education center after discussion and declared by party A and B.

2. Other fees

RMB
Class Level	Teaching Material	Exam and Certificate	Total
Foundation	40	60	100
Improver	60	60	120
Advance	60	60	120
Professional	60	60	120